SciClone Reports Third Quarter 2007 Results

FOSTER CITY, CA -- 11/13/2007 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the third quarter ended September 30, 2007. For the third quarter 2007, product revenues from the sale of ZADAXIN® (thymalfasin), SciClone's lead product, increased by 14% to $9,421,000, compared with revenues of $8,270,000 for the third quarter 2006. For the nine months ended September 30, 2007, product revenues increased by 13% to $27,020,000, compared with product revenues of $23,969,000 for the same period of 2006. The increase in product revenues for the third quarter and nine months ended September 30, 2007 is primarily attributable to an increase in the quantity of ZADAXIN sold in China, which accounted for approximately 92% of total ZADAXIN sales for the quarter.

"Our revenues from the sales of ZADAXIN to China continue to grow as we expand our reach in this important and growing pharmaceutical market," said Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "Simultaneously, we continue to advance our clinical-stage pipeline of products targeting approvals in the United States and Europe as we are on track to begin a phase 2 clinical trial using RP101 to treat pancreatic cancer patients in the fourth quarter of 2007 and a phase 3 clinical trial using thymalfasin to treat malignant melanoma patients in the first quarter of 2008."

Net loss for the third quarter 2007 totaled $3,055,000, or $0.07 per share, compared with $1,306,000, or $0.03 per share, for the third quarter 2006. A higher level of research and development expenditure associated with the initiation of the RP101 clinical trial accounted for the majority of the increase in net loss for the 2007 period. For the nine months ended September 30, 2007, net loss was $6,336,000, or $0.14 per share, compared with net income of $2,230,000, or $0.05 per share, for the same period of 2006. Net income for the nine months ended September 30, 2006 included an $8,000,000 settlement received in April 2006; there was no similar income received during the corresponding periods of 2007.

Research and development expenses for the third quarter 2007 totaled $4,793,000, compared with $3,167,000 for the third quarter 2006. For the nine months ended September 30, 2007, research and development expenses were $11,928,000, compared with $10,897,000 for the same period of 2006.

Cash, cash equivalents and short-term investments totaled $37,516,000 at September 30, 2007, compared with $37,481,000 at June 30, 2007 and $42,073,000 at September 30, 2006.

Financial Guidance for Full Year 2007

SciClone now expects to exceed its previous revenue guidance of $35,000,000 to $36,000,000 driven primarily by the continued growth in sales of ZADAXIN to China. With the planned initiation of the RP101 clinical trial in the fourth quarter SciClone increases its 2007 estimates for research and development expenses from approximately $19,000,000 to $22,000,000 for the full year 2007, and net loss estimate increases from approximately $13,000,000, or $0.28 net loss per share, to $14,000,000, or $0.31 net loss per share for the full year 2007. The guidance for cash, cash equivalents and short-term investments at December 31, 2007 is maintained at approximately $26,000,000.

Recent Highlights

--  SCV-07 demonstrated positive results in preclinical animal models of mucositis, lung cancer and malignant melanoma.

--  SciClone appointed Eric Hoechstetter Vice President of Legal Affairs.
    Mr. Hoechstetter brings to SciClone 16 years of legal experience with a majority focused on international business.  At Chiron Corporation he was
    Senior Corporate Counsel at the UK headquarters and oversaw all legal affairs of the Biopharmaceutical Division's European activities as well as the company's corporate governance activities ex-United States. From 1995 to 2003 he served in legal capacities of increasing responsibility in
    Europe for three rapidly growing communications companies, Wanadoo S.A.,
    Level (3) Communications Ltd., and Global One Communications S.A.  He began his legal career with White & Case in New York.  He earned a Bachelor of
    Business Administration from the University of Michigan and a law degree from Columbia University School of Law.

--  SciClone presented at the UBS Global Healthcare Conference in
    September and will present at the BIO Europe Partnering Conference on
    November 14, 2007.

Conference Call

SciClone will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) today, Tuesday, November 13, 2007. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the Investor Relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

DATE:      Tuesday, November 13, 2007
TIME:      11:00 a.m. ET (8:00 a.m. PT)
WEBCAST:   Live call and replay accessible at www.sciclone.com
LIVE CALL: 888-205-6439 (U.S./Canada)
           913-312-1436 (International)
REPLAY:    888-203-1112 (U.S./Canada)
           719-457-0820 (International)
           Passcode:  8868427
           (Replay available from 2:00 p.m. ET on November 13, 2007 through
           12:00 a.m. ET on December 13, 2007)

About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN® is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. A key part of SciClone's strategy is to leverage its advantage and broaden its portfolio in the rapidly growing Chinese market by in-licensing or acquiring the marketing rights to other products, such as DC BeadTM. For the U.S. market, SciClone's clinical-stage drug development candidates are RP101 for the treatment of pancreatic cancer and SCV-07 for the treatment of hepatitis C. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2007, and progress and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, the performance and future actions of our strategic partners, unexpected delays in clinical trial enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission. Further, although our financial guidance is based on our current estimates, factors such as the actual timeline and design of the phase 3 melanoma clinical trial and final decisions regarding expense sharing arrangements for the trial could alter the estimates of our research and development expenses, net loss and year end cash balance for 2007.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                           Three months ended         Nine months ended
                              September 30,             September 30,
                            2007         2006         2007         2006
                        ===========  ===========  ===========  ===========

Product sales           $ 9,421,000  $ 8,270,000  $27,020,000  $23,969,000
Contract revenue             20,000       26,000       20,000      170,000
                        -----------  -----------  -----------  -----------

Total revenues            9,441,000    8,296,000   27,040,000   24,139,000
Cost of product sales     1,663,000    1,616,000    4,978,000    4,555,000
                        -----------  -----------  -----------  -----------

Gross margin              7,778,000    6,680,000   22,062,000   19,584,000

Operating expenses:
   Research and
    development           4,793,000    3,167,000   11,928,000   10,897,000
   Sales and marketing    3,805,000    3,011,000    9,968,000    8,686,000
   General and
    administrative        2,594,000    2,283,000    7,648,000    6,964,000
                        -----------  -----------  -----------  -----------
Total operating expenses 11,192,000    8,461,000   29,544,000   26,547,000
                        -----------  -----------  -----------  -----------

Loss from operations     (3,414,000)  (1,781,000)  (7,482,000)  (6,963,000)

Interest and investment
 income                     408,000      492,000    1,280,000    1,290,000
Interest and investment
 expense                          0       (9,000)     (20,000)     (72,000)
Other (expense) income,
 net(1)                      (8,000)      (8,000)     (24,000)   7,975,000
                        -----------  -----------  -----------  -----------
(Loss) income before
 provision for income
 tax                     (3,014,000)  (1,306,000)  (6,246,000)   2,230,000
Provision for income tax     41,000            -       90,000            -
                        -----------  -----------  -----------  -----------

Net (loss) income       $(3,055,000) $(1,306,000) $(6,336,000) $ 2,230,000
                        ===========  ===========  ===========  ===========

(Loss) earnings per share:
   Basic net (loss)
    income per share    $     (0.07) $     (0.03) $     (0.14) $      0.05
   Diluted net (loss)
    income per share    $     (0.07) $     (0.03) $     (0.14) $      0.05

Weighted average shares
 used in computing:
   Basic net (loss)
    income per share     46,114,562   45,899,874   46,094,152   45,897,162
   Diluted net (loss)
    income per share     46,114,562   45,899,874   46,094,152   46,057,217

(1) For the nine-month period ended September 30, 2006, other income included $8,000,000 from the settlement of a clinical trial dispute.

                      SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                              September 30,  December 31,
                                                  2007           2006
                                              =============  =============
                                               (unaudited)
Current assets:
   Cash and cash equivalents                  $  30,506,000  $  25,615,000
   Restricted short-term investments                704,000        698,000
   Other short-term investments                   6,306,000     16,279,000
   Accounts receivable, net of allowance of
    $15,000 at September 30, 2007 and
      $50,000 at December 31, 2006               13,719,000     13,277,000
   Inventories                                    4,184,000      3,232,000
   Prepaid expenses and other current assets      1,811,000      1,865,000
                                              -------------  -------------
Total current assets                             57,230,000     60,966,000
Property and equipment, net                         770,000        297,000
Intangible assets, net                              350,000        402,000
Other assets                                      1,023,000        919,000
Restricted long-term investment                     414,000              -
                                              -------------  -------------
Total assets                                  $  59,787,000  $  62,584,000
                                              =============  =============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                           $   2,442,000  $     963,000
   Accrued compensation and employee benefits     1,486,000      1,813,000
   Accrued professional fees                        971,000        754,000
   Other accrued expenses                         2,011,000      2,487,000
   Accrued clinical trials expense                2,160,000      1,803,000
   Deferred revenue                                       -         62,000
   Other current liabilities                         32,000              -
                                              -------------  -------------
Total current liabilities                         9,102,000      7,882,000
Long-term liabilities                               340,000         68,000
Commitments and contingencies
Stockholders' equity:
   Preferred stock; $0.001 par value;
    10,000,000 shares authorized; no shares
    outstanding in 2007 and 2006                          -              -
   Common stock; $0.001 par value; 75,000,000
    shares authorized; 46,114,562 and 46,001,249
    shares issued and outstanding at September
    30, 2007 and December 31, 2006,
    respectively                                     46,000         46,000
   Additional paid-in capital                   215,070,000    213,064,000
   Accumulated other comprehensive income           119,000         78,000
   Accumulated deficit                         (164,890,000)  (158,554,000)
                                              -------------  -------------
Total stockholders' equity                       50,345,000     54,634,000
                                              -------------  -------------
Total liabilities and stockholders' equity    $  59,787,000  $  62,584,000
                                              =============  =============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                    Nine months ended
                                                      September 30,
                                                    2007          2006
                                                ============  ============

Operating activities:
Net (loss) income                               $ (6,336,000) $  2,230,000
Adjustments to reconcile net (loss) income to
 net cash (used in) provided by operating
 activities:
   Non cash expense related to employee stock
    options                                        1,712,000     1,864,000
   Amortization of interest on investments
    held-to-maturity                                  48,000       (86,000)
   Depreciation and amortization                     175,000       173,000
   Loss from disposal of property and equipment        1,000             -
   Changes in operating assets and liabilities:
      Accounts receivable, net                      (442,000)   (3,940,000)
      Inventories                                   (883,000)      338,000
      Prepaid expenses and other assets              (50,000)      529,000
      Accounts payable and other accrued
       expenses                                    1,003,000       596,000
      Accrued compensation and employee
       benefits                                     (327,000)     (540,000)
      Accrued clinical trials expenses               357,000       (34,000)
      Accrued professional fees                      217,000       416,000
      Other current liabilities                        2,000             -
      Deferred revenue                               (62,000)     (177,000)
      Long-term liabilities                           96,000       (29,000)
                                                ------------  ------------
Net cash (used in) provided by operating
 activities                                       (4,489,000)    1,340,000
                                                ------------  ------------

Investing activities:
   Purchases of property and equipment              (391,000)      (68,000)
   Sales (purchases) of short-term investments,
    net                                            9,929,000      (204,000)
   Purchases of restricted long-term investment     (400,000)            -
                                                ------------  ------------
Net cash provided by (used in) investing
 activities                                        9,138,000      (272,000)
                                                ------------  ------------

Financing activities:
   Proceeds from issuances of common stock           225,000        44,000
   Repayment of notes payable                              -    (1,600,000)
                                                ------------  ------------
Net cash provided by (used in) financing
 activities                                          225,000    (1,556,000)
                                                ------------  ------------

Effect of exchange rate changes on cash and
 cash equivalents                                     17,000             -

Net increase (decrease) in cash and cash
 equivalents                                       4,891,000      (488,000)
Cash and cash equivalents, beginning of period    25,615,000    25,845,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 30,506,000  $ 25,357,000
                                                ============  ============

Corporate Contact
Richard Waldron
Executive Vice President and Chief Financial Officer
SciClone Pharmaceuticals, Inc.
650-358-3437